SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2004

HILLENBRAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 State Route 46 East
Batesville, Indiana	47006-8835
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address,
if changed since last report.)

Item 5. OTHER EVENTS.

     On February 13, 2004, the Company announced that it had reached a definitive agreement for the sale of its wholly-owned subsidiary, Forethought Financial Services, Inc. and its subsidiaries (“Forethought”), a specialty insurance holding company serving the pre-need financial services market, to FFS Holdings, Inc., an acquisition vehicle formed by The Devlin Group, LLC. Total nominal consideration for the transaction is expected to approximate $280 million, including certain Forethought assets retained by Hillenbrand. This announcement is more fully described in the press release filed as Exhibit 99 to this Current Report of Form 8-K. The contents of such Exhibit are incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit.

	99	Press release dated February 13, 2004 issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE: February 17, 2004	BY:	/S/	Scott K. Sorensen

Scott K. Sorensen
Vice President and
Chief Financial Officer

DATE: February 17, 2004	BY:	/S/	Gregory N. Miller

Gregory N. Miller
Vice President — Controller and
Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

99	Press release dated February 13, 2004 issued by the Company.

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